Exhibit 99.2
UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION

SECURITIES ACT OF 1933
Release No. 11302 / September 12, 2024

SECURITIES EXCHANGE ACT OF 1934
Release No. 101014 / September 12, 2024

ACCOUNTING AND AUDITING ENFORCEMENT
Release No. 4519 / September 12, 2024

ADMINISTRATIVE PROCEEDING
File No. 3-22111

In the Matter of FIRSTENERGY CORP., Respondent.	ORDER INSTITUTING CEASE-AND-DESIST PROCEEDINGS PURSUANT TO SECTION 8A OF THE SECURITIES ACT OF 1933 AND SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS, AND IMPOSING A CEASE-AND-DESIST ORDER

I.

The Securities and Exchange Commission (“Commission”) deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 8A of the Securities Act of 1933 (“Securities Act”) and Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”), against FirstEnergy Corp. (“FirstEnergy” or “Respondent”).

II.

In anticipation of the institution of these proceedings, Respondent has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, Respondent admits to the Commission’s jurisdiction over it and the subject matter of these proceedings, and consents to the entry of this Order Instituting Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (“Order”), as set forth below.

III.

On the basis of this Order and Respondent’s Offer, the Commission finds1 that:

Summary

These proceedings arise out of FirstEnergy’s participation in a multi-year political corruption scheme. Between 2017 and 2020, FirstEnergy and FirstEnergy Solutions (“FES”), through FirstEnergy Service Company, made payments totaling approximately $60 million to Generation Now (“GenNow”) in exchange for specific official action for the benefit of FirstEnergy and FES. GenNow, an Internal Revenue Code Section 501(c)(4) entity, was controlled by Larry Householder (“Householder”), a member of the Ohio House of Representatives who was elected as its speaker in January 2019. FirstEnergy made payments to a 501(c)(4) entity to help conceal the source of the payments. On July 23 and 24, 2020, FirstEnergy violated the antifraud provisions of the Securities Act and the Exchange Act by making misrepresentations about its role in the political corruption scheme to investors in an earnings call and in a filing with the Commission. Additionally, FirstEnergy failed to disclose material related party transactions with respect to payments FirstEnergy made to a 501(c)(4) organization funded and controlled in part by certain former FirstEnergy executives. FirstEnergy also failed to keep accurate books and records and to devise and maintain an adequate system of internal accounting controls with respect to payments to organizations organized under Section 501(c)(4) of the Internal Revenue Code and the identification and disclosure of material related party transactions.
Respondent

1.    FirstEnergy, an Ohio corporation with its principal place of business in Akron, Ohio, is a public utility holding company that trades on the New York Stock Exchange under the symbol “FE.” FirstEnergy entered into a deferred prosecution agreement (“DPA”) with the United States Attorney’s Office for the Southern District of Ohio (“U.S. Attorney’s Office”) on July 22, 2021, in which it admitted information in a related statement of facts and paid a $230 million criminal penalty. USA v. FirstEnergy Corp., No. 1:21-cr-00086-TSB (S.D. Ohio).

Other Relevant Entities

2.    FirstEnergy Service Company is a subsidiary of FirstEnergy, which provided financial and other corporate support services to FirstEnergy and its subsidiaries.

3.    FirstEnergy Solutions (“FES”) was a subsidiary of FirstEnergy. As of November 16, 2016, FES maintained a separate and independent Board of Directors from FirstEnergy and, on March 31, 2018, FES filed for Chapter 11 bankruptcy protections. On February 27, 2020, FES emerged from bankruptcy as Energy Harbor, an independent company.

1 The findings herein are made pursuant to Respondent’s Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

4.    Partners for Progress (“PFP”) was a 501(c)(4) organization. Certain former FirstEnergy executives directed the formation of PFP in February 2017. According to FirstEnergy’s DPA, “[a]lthough Partners for Progress appeared to be an independent 501(c)(4) on paper, in reality, it was controlled in part by certain former FirstEnergy Corp. executives, who funded it and directed its payments to entities associated with public officials.”

Other Relevant Individuals
5.    Charles Jones, age 68, resides in Akron, Ohio. He served as the chief executive officer of FirstEnergy from 2015 until his termination, which was announced on October 29, 2020. He also served as president of FirstEnergy from 2015 until May 2020. From 2015 to 2016, Jones also served as a director and executive officer of FES.

6.    Larry Householder, age 64, is in federal custody at the Federal Correctional Institution, Elkton, located in Lisbon, Ohio. From January 2001 through December 2004, and from January 7, 2019 to July 30, 2020, he served as the Speaker of the Ohio House of Representatives. He was convicted by a jury in a parallel criminal proceeding on March 9, 2023 and sentenced to a prison term of 20 years. U.S. v. Householder et al., 1:20-CR-00077 (S.D. Ohio).

Facts

A.    Background

7.    In 2016, FirstEnergy reported a bleak outlook with respect to its energy generation business, citing “[d]epressed prices in the wholesale energy and capacity markets,” poor forecasted demand, and hundreds of millions of dollars in losses, particularly from its nuclear energy affiliate, FES.

8.    Following Householder’s election as Speaker of the Ohio House of Representatives in January 2019, FirstEnergy executives worked directly with Householder to draft nuclear legislation that would ultimately become House Bill 6. At the time, FirstEnergy sought the nuclear legislation both to further the interests of its subsidiaries, including FES, and itself because the potential legislation would allow FirstEnergy to decouple its energy rates. Additionally, in exchange for Jones’s agreement to wire $10 million to GenNow, FES’s Executive Chairman promised Jones that FES would pay additional funds to FirstEnergy in connection with the transfer of real estate to FirstEnergy after FES’s bankruptcy.

9.    FirstEnergy’s participation in a political corruption scheme to pay millions of dollars to GenNow in exchange for specific official action was composed of four distinct components. FirstEnergy paid GenNow to: (1) help Householder get elected as the Speaker of the Ohio House of Representatives; (2) help Householder gather support for House Bill 6; (3) defeat a referendum effort aimed at placing House Bill 6 on the ballot; and (4) fund a term-limit initiative led by Householder, which would potentially have allowed him to remain in power for up to sixteen additional years.

B.    The Political Corruption Scheme

i.    Payments to GenNow to Assist Householder’s Campaign for Ohio House Speaker

10.    Between 2017 and 2020, FirstEnergy and FES, through FirstEnergy Service Company, made payments totaling approximately $60 million ($16,904,330.86 attributed to FirstEnergy and $43,092,505 attributed to FES) to GenNow. Between 2018 and 2020, certain former FirstEnergy executives directed PFP to make payments to GenNow, which helped conceal FirstEnergy as the source of the payments from the public.
11.    Central to FirstEnergy’s state solution strategy were payments for Householder’s benefit to a 501(c)(4) organization he controlled, GenNow. FirstEnergy’s payments began in 2017, as Householder pursued the Ohio House speakership.
12.    FirstEnergy’s payments to GenNow were consistent with FirstEnergy’s “preferred manner of giving,” as outlined in an internal presentation explaining that 501(c)(4) groups “are considered ‘dark money’ because they are not required to disclose where the donations come from.”
13.    In 2017, FirstEnergy, through FirstEnergy Service Company, wired $1,000,000 to GenNow in four quarterly payments for Householder’s benefit. The purpose of these payments was to contribute to Householder’s speakership campaign and allowed him to support other candidates for the Ohio House of Representatives that would in turn support his speakership. In exchange for these payments, FirstEnergy expected and intended that Householder would further FirstEnergy’s efforts to save its nuclear power plants in Ohio.

14.    In 2018, FirstEnergy continued to contribute to GenNow to assist Householder’s pursuit of the speakership. Rather than send the money directly from FirstEnergy to GenNow, FirstEnergy began routing its payments through PFP, to conceal from the public that FirstEnergy was the source of the payments. PFP was controlled in part by certain former FirstEnergy executives, and two of PFP’s directors were FirstEnergy lobbyists. PFP was funded exclusively by FirstEnergy, through payments from FirstEnergy Service Company, with payments totaling approximately $25 million between 2017 and 2019, approximately $15 million of which was paid to GenNow for Householder’s benefit.

15.    FirstEnergy continued to fund Householder’s campaign for Speaker leading up to the fall 2018 general election. On August 16, 2018, following a meeting between Jones and Householder, FirstEnergy wired $500,000 from PFP to GenNow for Householder’s benefit.

16.    In October 2018, FES paid GenNow $500,000 for Householder’s benefit.

17.    FirstEnergy’s plan proved successful when Householder was elected Speaker on January 7, 2019. The day of his election, Householder texted Jones, “[t]hank you for everything it was historical.”
ii.    Payments to GenNow to Pass House Bill 6

18.    After Householder was elected Speaker, FirstEnergy executives and representatives worked directly with Householder to draft nuclear legislation, which was introduced in April 2019 as House Bill 6.

19.    From April 2019 to July 2019, FirstEnergy worked directly with FES to support Householder through payments to GenNow with the intent and for the purpose that, in return, Householder would take specific official action relating to the passage of House Bill 6, including pressuring and advising public officials to support the passage of House Bill 6, supporting the decoupling provision, and supporting an extension of the term of the nuclear subsidy duration to ten years.

20.    Ultimately, FirstEnergy’s efforts were successful. On July 23, 2019, House Bill 6 was signed into law with the decoupling provision included, although, ultimately, the duration of the nuclear subsidy was not extended to ten years.

iii.    Payments to GenNow to Defeat the Ballot Referendum

21.    FirstEnergy and FES also agreed to pay millions of dollars to GenNow in return for and in connection with Householder’s efforts to defeat the ballot referendum to overturn House Bill 6. In October 2019, at Householder and FES’s request, FirstEnergy executives routed $13 million from PFP to GenNow for Householder’s benefit. FirstEnergy used PFP to conceal the payments to Householder.

22.    In exchange for the payments, Householder engaged in efforts to defeat the referendum effort. Had the ballot initiative gathered the required signatures, Householder planned to advance alternative legislation clarifying that House Bill 6 was a tax, so that it could not be challenged via a ballot referendum.

23.    During the period of April 2019 to October 2019, FES paid over $40 million to GenNow for Householder’s benefit. FirstEnergy paid over $13 million, via PFP, to GenNow during this period.

iv.    Payment to GenNow to Support Householder’s Term Limit Ballot Initiative

24.    In February 2020, Householder and his team approached FirstEnergy about funding a term limits ballot initiative championed by Householder. The term limit initiative (which was never placed on the ballot in Ohio) would have changed Ohio law to increase term limits for Ohio public officials, allowing Householder to potentially remain as Speaker for up to sixteen additional years; thereby giving Householder additional time to further FirstEnergy’s interests through official action.
25.    On March 2, 2020, FirstEnergy wired $2 million from PFP to GenNow to advance Householder’s term limits initiative.

C.    FirstEnergy and Its CEO Made Material Misstatements to Investors Following the Unsealing of the Criminal Complaint Against Householder

26.    On July 21, 2020, Householder was arrested and the U.S. Attorney’s Office unsealed a complaint filed against Householder for his role in the political corruption scheme.

27.    On July 23 and 24, 2020, FirstEnergy and its then CEO made a series of misrepresentations to investors about FirstEnergy’s role in the political corruption scheme. First, on July 23, 2020, FirstEnergy issued a press release, filed with the Commission as part of an interim report on Form 8-K, in which Jones stated, in reference to the U.S. Attorney’s Office’s investigation of Householder: “I believe that FirstEnergy acted ethically in this matter. At no time did our support for Ohio’s nuclear plants interfere with or supersede our ethical obligations to conduct our business properly.”

28.    In addition, during a July 24, 2020 earnings call, Jones made the following statements:

    “I believe that FirstEnergy acted properly in this matter and we intend to cooperate fully with the investigation . . .”

    “[L]et me be clear[,] at no time[,] does our support for nuclear plants in Ohio interfere or supersede our ethical obligations to conduct our business properly.”

    “I can tell you this, in every meeting, every phone call, every text message that I participate in, I’ve talked about our obligations to conduct our business transparently, ethically, professionally. I have no worries that I did anything that wasn’t that way. And we let the merits of our arguments carry the day when we are operating in the political environment.”

29.    These statements by Jones on July 23 and 24 were false and misleading because, as described in detail above, Jones knew, as the then-CEO and former president of FirstEnergy, that he and FirstEnergy had not acted properly or ethically. As the then-CEO and former president of FirstEnergy, Jones was involved in and facilitated corrupt payments to GenNow, and was aware of those payments at the time of these statements.
30.    In addition, in the same July 24 earnings call, Jones made false and misleading statements about his involvement with FES, including the following:

    “FES separated fiduciarily, financially and operationally from being a part of FirstEnergy. They put in place an independent board, and from November [20]16, I’ve had no input into any of the decisions they’ve made.”

    “We were not involved in any way in the decisions made by FES.”
31.    These statements about Jones’ input into and involvement in FES’ decision making were false and misleading because, after the separation between FES and FirstEnergy, Jones continued to regularly communicate with FES executives. Jones also assured Householder that he would “push[] FES to engage” in the fight to support House Bill 6. For example, in April 2019, Householder and Jones discussed purchasing advertisements to support House Bill 6. Jones told Householder he would talk to FES about paying for the advertisements. Jones confirmed to Householder via text that he “spoke to FES creditor rep,” and that “[t]hey will step in and help.” Further, as noted in more detail above, Jones agreed to use FirstEnergy funds to help Householder defeat the House Bill 6 referendum effort in return for future transfers of real estate from FES to FirstEnergy after FES emerged from bankruptcy.

D.    FirstEnergy Failed to Disclose Material Related Party Transactions in Its 2019 Annual Report on Form 10-K

32.    Generally Accepted Accounting Principles (“GAAP”), and specifically Accounting Standards Codification (“ASC”) 850, Related Party Disclosures, require issuers to disclose material related party transactions. ASC 850 provides that financial statements shall include disclosures of material related party transactions, including, among other things, the nature of the relationship involved, a description of the transactions, the dollar amounts of the transactions with related parties for each period an income statement is presented, amounts due to or from related parties as of the date of each balance sheet, and, if necessary to the understanding of the relationship, the name of the related party.2 ASC 850 defines “related parties” as, among other things, “[o]ther parties with which the entity may deal if one party controls or can significantly influence the management or operating policies of the other . . .”

33.    FirstEnergy admitted in the DPA that “[a]lthough [PFP] appeared to be an independent 501(c)(4) on paper, in reality, it was controlled in part by certain former FirstEnergy Corp. executives, who funded it and directed its payments to entities associated with public officials. . . . Certain former FirstEnergy Corp. executives directed [PFP] to make payments in 2018, 2019, and 2020, including payments to Generation Now, which helped conceal FirstEnergy Corp. as the source of the payments from the public.”

34.    FirstEnergy contributed a total of $20 million to PFP in October 2019. The disclosure of these payments to a related party was material.

2 ASC 850-10-50-1 and 50-3.

35.    At the time that FirstEnergy made these contributions to PFP, FirstEnergy did not have disclosure controls and procedures designed to ensure entities under the control of directors or executive officers of the company were identified for disclosure.

36.    FirstEnergy did not disclose the October 2019 transactions with PFP as related party transactions within FirstEnergy’s 2019 10-K, filed on February 10, 2020, as required by ASC 850.

E.    FirstEnergy Failed to Devise and Maintain a Sufficient System of Internal Accounting Controls

37.    FirstEnergy lacked sufficient controls to provide reasonable assurances that payments made to 501(c)(4) organizations were executed in accordance with management’s authorization. FirstEnergy also lacked internal accounting controls and disclosure controls and procedures designed to ensure that entities incorporated and controlled by FirstEnergy executives and lobbyists were reviewed for potential disclosure as material related party transactions, as required by ASC 850.
F.    FirstEnergy Failed to Make and Keep Books and Records That Accurately Accounted for Payments Made to 501(c)(4) Organizations and Related Parties

38.    FirstEnergy failed to make and keep books and records that accurately reflected payments made to GenNow. The descriptions of the payments to GenNow within FirstEnergy’s accounting system were inconsistent with the illegal nature of the payments.
39.    FirstEnergy also failed to make and keep books and records that accurately reflected related party transactions. FirstEnergy processed two $10 million payments to PFP, a related party, in October 2019. These payments were ultimately approved, processed, and recorded within FirstEnergy’s accounting system with no indication that the payments were made to a related party under ASC 850.
Legal Standard and Violations

40.    Under Securities Act Section 8A and Exchange Act Section 21C(a), the Commission may impose a cease-and-desist order upon any person who is violating, has violated, or is about to violate any provision of the Securities Act and Exchange Act or any regulation thereunder, and upon any person that is, was, or would be a cause of the violation, due to an act or omission the person knew or should have known would contribute to such violation.
41.    As a result of the conduct described above, Respondent violated Section 17(a) of the Securities Act, which prohibits fraudulent conduct in connection with the offer or sale of securities, and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, which prohibit fraudulent conduct in connection with the purchase or sale of securities.

42.    As a result of the conduct described above, Respondent violated Section 13(a) of the Exchange Act, and Rules 12b-20, 13a-1, and 13a-11 thereunder, which require issuers of securities registered pursuant to Section 12 of the Exchange Act to file periodic and other reports with the Commission, including annual and current reports, and mandate that those reports contain any material information necessary to make the required statements made in the report not misleading.

43.    As a result of the conduct described above, Respondent violated Exchange Act Rule 13a-15(a), which generally requires issuers having a class of securities registered pursuant to Section 12 of the Exchange Act to, among other things, maintain sufficient disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e).

44.    As a result of the conduct described above, Respondent violated Section 13(b)(2)(A) of the Exchange Act, which requires issuers of securities registered pursuant to Section 12 of the Exchange Act to make and keep books, records, and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of their assets.

45.    As a result of the conduct described above, Respondent violated Section 13(b)(2)(B) of the Exchange Act, which requires issuers of securities registered pursuant to Section 12 of the Exchange Act to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances, among other things, that (i) transactions are executed only in accordance with management’s general or specific authorization, and that (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP.

Deferred Prosecution Agreement

46.    On July 22, 2021, Respondent entered into a DPA with the U.S. Attorney’s Office. USA v. FirstEnergy Corp., No. 1:21-cr-00086-TSB (S.D. Ohio). Respondent acknowledged in the DPA, among other things, that it was responsible for the actions of its former and current officers, employees, and agents as charged in the Information filed in connection with the DPA and as set forth in the Statement of Facts to the DPA. The DPA has a term of three years and requires Respondent to meet certain obligations, as set forth in the DPA.

Cooperation and Remediation

47.    In determining to accept the Offer, the Commission considered remedial acts promptly undertaken by Respondent and cooperation afforded to the Commission staff.

48.    Respondent provided substantial cooperation to the Commission’s staff throughout its investigation, including by proactively sharing facts, providing regular updates and analyses, and identifying key documents.

49.    Respondent also undertook multiple remedial measures, including: (i) implementing a new compliance and ethics program; (ii) revising political activity and lobbying/consulting policies, including requiring robust disclosures about lobbying activities; (iii) terminating executives and employees, including Jones, who engaged in misconduct; and (iv) hiring a new Chief Legal Officer, separating the Chief Legal Officer and Chief Ethics/Compliance Officer functions, and hiring a new Chief Ethics and Compliance Officer.

Undertaking

50.    Respondent has undertaken to assist the Commission staff in the administration of a distribution plan, including any and all efforts to distribute to any affected investors the monetary relief described in Section IV below. In connection with such assistance, Respondent will produce, without service or notice of subpoena, any and all documents and other information reasonably requested by the Commission staff.

51.    In determining whether to accept the Offer, the Commission has considered this undertaking.

IV.

    In view of the foregoing, the Commission deems it appropriate and in the public interest to impose the sanctions agreed to in Respondent FirstEnergy’s Offer.

    Accordingly, it is hereby ORDERED that:

A.    Pursuant to 8A of the Securities Act and Section 21C of the Exchange Act, Respondent FirstEnergy cease and desist from committing or causing any violations and any future violations of Section 17(a) of the Securities Act, Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act, and Rules 10b-5, 12b-20, 13a-1, 13a-11, and 13a-15 thereunder.

B.    Respondent FirstEnergy shall, within 14 days of the entry of this Order, pay a civil money penalty in the amount of $100,000,000.00 to the Securities and Exchange Commission. If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C. § 3717.

Payment must be made in one of the following ways:

(1)    Respondent may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request;

(2)    Respondent may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or

(3)    Respondent may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand delivered or mailed to:

Enterprise Services Center
Accounts Receivable Branch
HQ Bldg., Room 181, AMZ-341
6500 South MacArthur Boulevard
Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying FirstEnergy as a Respondent in these proceedings and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to Brian D. Fagel, Division of Enforcement, Chicago Regional Office, Securities and Exchange Commission, 175 West Jackson Blvd., Suite 1450, Chicago, Illinois 60604.

C.    Pursuant to Section 308(a) of the Sarbanes-Oxley Act of 2002, a Fair Fund is created for the penalty referenced in paragraph IV.B above. This Fair Fund may be combined with or added to any fund established in any related action arising from the same conduct that is the subject of this Order. Amounts ordered to be paid as civil money penalties pursuant to this Order shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Respondent agrees that in any Related Investor Action, it shall not argue that it is entitled to, nor shall it benefit by, offset or reduction of any award of compensatory damages by the amount of any part of Respondent’s payment of a civil penalty in this action (“Penalty Offset”). If the court in any Related Investor Action grants such a Penalty Offset, Respondent agrees that it shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the Securities and Exchange Commission. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this proceeding. For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against Respondent by or on behalf of one or more investors based on substantially the same facts as alleged in the Order instituted by the Commission in this proceeding.

D.    Respondent acknowledges that the Commission is not imposing a civil penalty in excess of $100,000,000.00 based upon its cooperation in a Commission investigation and its agreement to cooperate in a related enforcement action. If at any time following the entry of the Order, the Division of Enforcement (“Division”) obtains information indicating that Respondent knowingly provided materially false or misleading information or materials to the Commission, or in a related proceeding, the Division may, at its sole discretion and with prior notice to the Respondent, petition the Commission to reopen this matter and seek an order directing that the Respondent pay an additional civil penalty. Respondent may contest by way of defense in any resulting administrative proceeding whether it knowingly provided materially false or misleading information, but may not: (1) contest the findings in the Order; or (2) assert any defense to liability or remedy, including, but not limited to, any statute of limitations defense.

    By the Commission.

Vanessa A. Countryman
Secretary